    IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE
              IN AND FOR NEW CASTLE COUNTY


HERBERT FEIWEL, IRA ROLLOVER       )
  ACCOUNT,                         )
                    Plaintiff,     )
                                   )     C.A. No. 14109
          -against-                )
                                   )
JAMES E. MARTIN, JAMES J. MOSSMAN, )
JAMES R. THOMPSON, ROBERT SCHMIEGE,)
RICHARD K. DAVIDSON, HAROLD A.     )
POLING, SAMUEL K. SKINNER, UNION   )
PACIFIC COMPANY, CHICAGO AND NORTH )
WESTERN TRANSPORTATION COMPANY and )
UP RAIL INC.                       )
                     Defendants.   )
- -----------------------------------
KENNETH STEINER,                   )
                                   )
                    Plaintiff,     )
                                   )
          -against-                )
                                   )     C.A. No. 14111
RICHARD K. DAVIDSON, JAMES E.      )
MARTIN, JAMES J. MOSSMAN,          )
HAROLD A. POLING, ROBERT SCHMIEGE, )
SAMUEL K. SKINNER, JAMES R.        )
THOMPSON, CHICAGO & NORTH WESTERN  )
TRANSPORTATION COMPANY, UNION      )
PACIFIC COMPANY and UP RAIL, INC., )
                                   )
                    Defendants.    )
                                   )
- -----------------------------------
MOISE KATZ,                        )
                                   )
                    Plaintiff,     )
                                   )
          -against-                )     C.A. No. 14112
                                   )
JAMES E. MARTIN, JAMES J. MOSSMAN, )
JAMES R. THOMPSON, ROBERT SCHMIEGE,)
RICHARD K. DAVIDSON, HAROLD A.     )
POLING, SAMUEL K. SKINNER, UNION   )
PACIFIC COMPANY, CHICAGO AND NORTH )
WESTERN TRANSPORTATION COMPANY and )

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UP RAIL INC.                       )
                     Defendants.   )

                                   )
                                   )
- -----------------------------------
CHARLES KOWAL and HARRY W. KENT,   )
in his Individual Retirement       )
Account, on their own behalf and   )
on behalf of all others similarly  )
                                   )
                    Plaintiff,     )
                                   )     C.A. No. 14115
          -against-                )
                                   )
CHICAGO AND NORTHWESTERN TRANS-    )
PORTATION COMPANY, UNION PACIFIC   )
CORPORATION, RICHARD K. DAVIDSON,  )
JAMES E. MARTIN, JAMES J. MOSSMAN, )
JAMES R. THOMPSON, ROBERT SCHMIEGE,)
HAROLD A. POLING, and SAMUEL K.    )
SKINNER,                           )
                     Defendants.   )
                                   )
                                   )
- -----------------------------------
MICHAEL GERBER, individually and on)
behalf of all others similarly     )
situated,                          )
                                   )
                    Plaintiff,     )
                                   )     C.A. No. 14117
          -against-                )
                                   )
JAMES E. MARTIN, JAMES J. MOSSMAN, )
JAMES R. THOMPSON, ROBERT SCHMIEGE,)
RICHARD K. DAVIDSON, HAROLD A.     )
POLING, SAMUEL K. SKINNER, CHICAGO )
& NORTHWESTERN TRANSPORTATION      )
COMPANY, UNION PACIFIC COMPANY     )
and UP RAIL INC.,                  )
                                   )
                     Defendants.   )
                                   )
- -----------------------------------

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               MEMORANDUM OF UNDERSTANDING
               ---------------------------

          WHEREAS, plaintiffs in the above-referenced stockholder class actions (collectively, the "Litiga-tion") have challenged a proposed merger transaction and certain ancillary agreements thereto ("the Merger" and the "Merger Agreement") pursuant to which Chicago and North Western Transportation Company ("CNW" or the "Com-pany") would be merged with and into a subsidiary of Union Pacific Corporation ("UP"); and

          WHEREAS, plaintiffs have moved to preliminarily enjoin the Merger, and the parties have engaged in expe-dited discovery with respect thereto;

          WHEREAS, counsel for the parties have engaged in extensive, good faith discussions with regard to the possible settlement of the Litigation; and

          WHEREAS, as a result of those discussions, defendants have agreed to make certain modifications to the Stock Option Agreement and issue certain supplemental disclosures with regard to the Merger; NOW, THEREFORE,

          IT IS HEREBY AGREED, between and among the parties hereto, that the following sets forth the terms of their agreement to the settle the matter:

          1.   Defendants shall issue or cause to be
issued supplemental disclosures (the "Supplemental Dis-

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closures") concerning certain of the matters alleged in
plaintiffs' Amended Class Action Complaint (the "Amended
Complaint"), which Supplemental Disclosures shall be mutually agreed upon by the counsel for the parties to the Litigation;

          2. Defendants shall cause UP's tender offer for the publicly held shares of CNW, which offer is presently scheduled to expire on April 19, 1995, to remain open for a period of ten calendar days after the mailing of the Supplemental Disclosures;

          3. Defendants shall modify paragraph 1 of the Company Stock Option Agreement, dated March 16, 1995, to provide that UP's rights thereunder (or the rights of its affiliates) shall accrue only upon its ownership of at least 87.5% of the Company's common shares (assuming conversion of UP's non-voting CNW common shares into CNW common shares);

          4. Defendants agree not to oppose any appli-cation by plaintiffs' counsel for an award of attorneys' fees and expenses in an aggregate amount not to exceed
$525,000. UP and/or CNW shall pay to plaintiffs' counsel such fees and expenses as may be actually awarded by the Court to an aggregate limit of $525,000. Defendants ex-pressly reserve the right to oppose any other application


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for an award of attorneys' fees and expenses to be made
to the Court of Chancery or to any other court by, or on behalf of, plaintiffs' counsel or any other persons. No
Defendant other than UP and CNW shall be liable or re-sponsible for the payment of any attorneys' fees and expenses which may be awarded in this Litigation.

          5.   The parties shall work in good faith to
prepare and submit to the Court of Chancery for approval at the earliest practicable time, a Stipulation of Set-tlement of the Litigation (the "Stipulation"). The
Stipulation will expressly provide, inter alia, that:
(a) the defendants have denied, and continue to deny, that they have committed any violation of law or engaged in any of the wrongful acts alleged in the Amended Com-plaint or plaintiffs' motion for a preliminary injunc-tion; (b) the defendants are entering into the Stipula-tion solely because the proposed settlement would elimi-nate the burden and expense of further litigation; and
(c) plaintiffs' counsel, having made a thorough investi-gation of the facts, believe that the proposed settlement is fair, reasonable and adequate and in the best inter-ests of plaintiffs and the proposed class. The Stipula-tion will further provide for, inter alia: (a) appropri-ate certification of the class described in the Amended

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Complaint; (b) the entry of a judgment in appropriate
form, dismissing the Litigation with prejudice and bar-ring any claims (including any claims for violation of federal, state or common law) that have been or might have been brought in any court, the Interstate Commerce
Commission or any other forum by any member of the pro-posed class, relating to any matter that was or could have been asserted in the Amended Complaint; and (c) the delivery of releases in an appropriate form releasing any claims for violation of, or arising under, federal, state or common law, including but not limited to, the Inter-state Commerce Act.

          6. The settlement described herein shall be subject to the approval of the Court of Chancery. Should a Stipulation not be executed or not be approved by the Court, or should the tender offer not be consummated in accordance with the modified terms described herein, the proposed settlement shall be null and void and of no force and effect, and shall not be deemed to prejudice in any way the position of any party with respect to this litigation. In such event, neither the existence of this Memorandum of Understanding nor its contents shall be admissible in evidence or shall be referred to for any

                            6
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purpose in this litigation or in any other litigation or
proceeding.

          7. This Memorandum of Understanding and the proposed settlement described herein shall be governed by, and construed in accordance with, the laws of the State of Delaware.

          8.   This Memorandum of Understanding may be
modified or amended only by a writing signed by all of the signatories hereto.

          9. Plaintiffs and plaintiffs' counsel repre-sent and warrant that none of the plaintiffs' claims or causes of action referred to in the Amended Complaint or this Memorandum of Understanding have been assigned, encumbered or in any manner transferred in whole or in part.

          10. This Memorandum of Understanding shall be binding upon and shall inure to the benefit of the par-ties and their respective agents, successors, executors, heirs and assigns.

          11. By signing this Memorandum of Understand-ing, plaintiffs' counsel represent and warrant that they have authority to act on behalf of the plaintiffs in the Litigation.

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          12.  The parties to this Memorandum of Under-
standing agree (a) to use their best efforts to achieve the dismissal of the Litigation in accordance with the terms of this Memorandum of Understanding, and (b) to cause the timely occurrence of all events, transactions, or other circumstances described herein.

          13.  This Memorandum of Understanding may be
signed in counterparts.

Dated:  April 13, 1995


                    ROSENTHAL, MONHAIT, GROSS
                      & GODDESS, P.A.
                    Attorneys for Plaintiff

                    By: /s/ Joseph A. Rosenthal

                       ---------------------------------
                       Joseph A. Rosenthal
                    First Federal Plaza
                    Suite 214
                    P.O. Box 1070
                    Wilmington, DE  19899
                    (302) 656-4433


                    MORRIS, NICHOLS, ARSHT & TUNNELL
                    Attorneys for Chicago & North
                    Western Transportation Company
                    and the Individual Defendants


                    By: /s/ William M. Lafferty
                       ---------------------------------
                       William M. Lafferty, Esq.
                    1201 North Market Street
                    P.O. Box 1347
                    Wilmington, DE  19899-1347
                    (302) 658-9200



                    SKADDEN, ARPS, SLATE, MEAGHER

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                      & FLOM
                    Attorneys for Union Pacific
                    Corporation and UP Rail Inc.


                    By: /s/ Thomas J. Allingham
                       ---------------------------------
                       Thomas J. Allingham, II
                       (Members of the Firm)
                    One Rodney Square
                    Wilmington, DE  19899
                    (302) 651-3000

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